Exhibit 4.2
                                                                     -----------


                 Schedule Identifying Material Differences Among
                Convertible Promissory Notes Series 2002-A Dated
                  May 24, 2002 Issued by PYR Energy Corporation



Name of Investor                            Principal Amount of Convertible Note
----------------                            ------------------------------------

Black Bear Fund I, L.P.                                  $1,953,600
Black Bear Fund II, L.L.C.                                  208,400
Black Bear Offshore Master Fund Limited                   3,838,000
                                                         ----------
                TOTAL                                    $6,000,000